Form 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                  NEUBERGER BERMAN REAL ESTATE INCOME FUND INC.
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              (Exact name of the fund as specified in its charter)


                Maryland                                 55-0799916
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(State of incorporation or organization)   (I.R.S. Employer Identification No.)


           605 Third Avenue, 2nd Floor, New York, New York 10158-0180
           ----------------------------------------------------------
                    (Address of principal executive offices)

        Securities to be registered pursuant to Section 12(b) of the Act:

           Title of each class                 Name of each exchange on which
           to be so registered                each class is to be registered
----------------------------------------- --------------------------------------

         Shares of Common Stock,                   New York Stock Exchange
       $0.0001 Par Value Per Share

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. /X/

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. / /

         Securities Act registration statement file number to which this form relates: 333-99985

         Securities to be registered pursuant to Section 12(g) of the Act:


                                      None
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                                (Title of Class)



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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1:  Description of Registrant's Securities to be Registered.

         The description of the Registrant's securities to be registered is incorporated by reference to the description contained under the caption "Description of Shares" in the Registrant's Pre-Effective Amendment No. 1 to its Registration Statement on Form N-2 (Nos. 333-99985 and 811-21200), as filed electronically with the Securities and Exchange Commission on October 28, 2002 (Accession No. 0000898432-02-000739), as the same may be amended.

Item 2:  Exhibits.

         Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated by reference.




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


                                    Signature

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on behalf of the undersigned, thereto duly authorized, this 15th day of November 2002.



                                   NEUBERGER BERMAN REAL ESTATE INCOME FUND INC.

                                   By: /s/ Robert Conti
                                       ----------------------------------------
                                   Name:   Robert Conti
                                   Title:  Vice President





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